EXHIBIT 10.07
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          AMENDED, RESTATED, AND CONSOLIDATED LEASE


Parties THIS AMENDED, RESTATED, AND CONSOLIDATED LEASE ("this Lease"), made the 22nd day of May, 1997, between 100 EAST PRATT STREET LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation ("Tenant").

                        EXPLANATORY STATEMENT

    A. Landlord and Tenant entered into a Lease dated July 27, 1989, which lease has previously been amended from time to time by the First through Seventh Amendments to Lease (collectively, the "1989 Lease").

    B. Landlord and Tenant entered into a Lease dated July 2, 1993, which lease has previously been amended from time to time by the First through Third Amendments (the "1993 Lease").

    C. By Condominium Regime Termination Agreement dated as of October 1, 1995 between Landlord and International Business Machines Corporation ("IBM") and recorded on November 9, 1995, among the Land Records of Baltimore City, Maryland in Liber 5194, folio 178, Landlord and IBM terminated the 100 East Pratt Street Condominium Project.

    D. To facilitate and ease the review and administration of the 1989 Lease and the 1993 Lease, Landlord and Tenant desire to amend, restate, and consolidate the 1989 Lease and the 1993 Lease into a single, integrated document.

    NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions contained in this Agreement, the foregoing Explanatory Statement (which Explanatory Statement shall form an integral part of this Lease and is hereby incorporated by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree to amend, restate, and consolidate the 1989 Lease and the 1993 Lease into a single, integrated document as follows:

                         W I T N E S S E T H

          The parties hereto do hereby agree and covenant as follows:

Premises       1.  That Landlord hereby leases to Tenant, and Tenant
hereby hires and takes from Landlord the premises (the "Premises") listed on Exhibit A hereto and specified in the chart below, in the office and retail tower (the "Building") known as 100 East Pratt Street, Baltimore, Maryland 21202:

                  FLOOR RENTABLE SQUARE FEET ("RSF")

                  Parking           ("Investor Center Space")
                  Facility/Retail            2,100
                                    (Northwest Corner of Building)
                  4                         42,078
                  6                         42,078
                  7                         42,133
                  8                         42,133
                  9                         42,133
                  10                        42,393
                  13                        15,894
                  TOTAL                    270,942

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                   Tenant acknowledges that the Premises include Tenant's
                   proportionate share of the common facilities. The Building and the adjoining garage and retail space therein and the land on which the improvements are located are sometimes hereinafter called the "Project."

Use            2.  With respect to (a) that portion of the Premises not
                   including the Investor Center Space, the Premises shall be used and occupied by Tenant as office space and for no other purpose, and (b) the Investor Center
                   Space, the Premises shall be used and occupied by Tenant as an investment center and for no other purpose unless such other use shall be approved in advance by Landlord. Such approval shall not be withheld for uses reasonably compatible with the character of the Building and its tenants and that are not prohibited by any exclusivity provision in the lease of any other tenant in the Building. Without limiting the generality of the foregoing, the Premises shall not be used as an office for a medical or dental practitioner, a political party or political campaign organization, or any federal, state, or local governmental entity or agency.

Term           3.  (a) The term of this Lease shall commence (the
                   "Commencement Date") and end on the dates shown below in the chart below for the Premises indicated (the
                   "Initial Term"), unless renewed or sooner terminated as hereinafter provided:




                   FLOOR        COMMENCEMENT DATE     EXPIRATION DATE

                   Investor
                   Center Space November 1, 1991      October 31, 2006
                   4            October 19, 1995      May 31, 1998
                   6            July 12, 1993         October 31, 2006
                   7            November 1, 1991      October 31, 2006
                   8            November 1, 1991      October 31, 2006
                   9            November 1, 1991      October 31, 2006
                   10           November 1, 1991      October 31, 2006
                   13           November 1, 1991      October 31, 2006

                   The term "full rental year" shall mean an annual period (provided that the first full rental year may exceed twelve (12) calendar months in length), the first full rental year commencing on the Commencement Date and lasting twelve (12) calendar months, except that if the Commencement Date is not the first day of a month, the number of days from the Commencement Date until the end of that month shall be added as part of the first full rental year; the second full rental year commencing on the next following day; and each subsequent full rental year commencing on the anniversary of such day.

                   (b) Tenant acknowledges that Landlord has delivered possession of the Premises in accordance with the terms and conditions of this Lease.


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                   (c) On the Commencement Date, or on such later date
                   as Landlord may request, Tenant shall promptly enter into one or more supplementary written agreements in such form as Landlord shall reasonably prescribe, thereby specifying the precise RSF of the Premises as well as the date when the Initial Term for each portion of the Premises shall have begun and shall end.

                   (d) The Initial Term and Renewal Term (as hereinafter defined) are collectively referred to herein as the "Term."

Rent           4.  (a) Tenant shall pay annual rent during the Initial
                   Term in accordance with the following schedule:

INVESTOR CENTER SPACE

                   PERIOD      RENT PER            ANNUAL RENT    MONTHLY
                               RSF                 INSTALLMENT

                   11-01-91 to
                   10-31-96       $30                $63,000       $5,250
                   11-01-96 to
                   10-31-2001     $36                $75,600       $6,300
                   11-01-2001 to
                   10-31-2006     $43                $90,300       $7,525

FLOOR 4

                   PERIOD      RENT PER            ANNUAL RENT    MONTHLY
                               RSF                 INSTALLMENT

                   01-15-96 to
                   05-31-98*    $9.66               $406,473.48  $33,872.79

                   * Because Tenant leased the entire fourth floor beginning as of January 15, 1996, the figures shown in the chart above are based on the rental accruing from and after January 15, 1996.

FLOOR 6

                   PERIOD      RENT PER            ANNUAL RENT    MONTHLY
                               RSF*                INSTALLMENT

                   07-01-93 to
                   06-30-94     $9.84               $413,896     $34,491.33
                   07-01-94 to
                   06-30-95     $9.84               $413,896     $34,491.33
                   07-01-95 to
                   06-30-96    $11.15               $469,235     $39,102.92
                   07-01-96 to
                   06-30-97    $14.51               $610,615     $50,884.58
                   07-01-97 to
                   06-30-98    $15.45               $650,034     $54,169.50
                   07-01-98 to
                   06-30-99    $15.45               $650,034     $54,169.50
                   07-01-99 to
                   06-30-2000  $15.45               $650,034     $54,169.50
                   07-01-2000 to
                   06-30-2001  $15.45               $650,034     $54,169.50

                   *  Approximate--for information only
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                   07-01-2001 to
                   06-30-2002  $14.28               $600,761     $50,063.42
                   07-01-2002 to
                   06-30-2003  $13.69               $576,124     $48,010.33
                   07-01-2003 to
                   06-30-2004  $14.29               $601,152     $50,096.00
                   07-01-2004 to
                   06-30-2005  $14.29               $601,152     $50,096.00
                   07-01-2005 to
                   06-30-2006  $14.29               $601,152     $50,096.00
                   07-01-2006 to
                   10-31-2006  $14.29               $200,384     $50,096.00

FLOORS 7, 8, 9, 10, AND 13 (184,686 RSF)

                   PERIOD      RENT PER            ANNUAL RENT    MONTHLY
                               RSF                 INSTALLMENT

                   11-01-91 to
                   10-31-96    $16.50              $3,047,319    $253,943.25
                   11-01-96 to
                   10-31-2001  $20.00              $3,693,720    $307,810.00
                   11-01-2001 to
                   10-31-2006  $24.50              $4,524,807    $377,067.25

                   Annual rent shall be payable in monthly installments in advance each on the first day of every calendar month during the Term hereof, except that the rent for any period prior to the first complete calendar month shall be payable with the rent for the first complete calendar month of the term. The last monthly installment payment shall include rent for the last calendar month plus rent for the remaining days to the end of the term. Rent for any period of less than one month shall equal 1/30 of the monthly rent for each day of such period. If Tenant shall take possession of a portion but not all of the Premises for a period prior to the Commencement Date, Tenant shall pay to Landlord rent for such period in the manner hereinbefore provided based on the RSF occupied by Tenant and the rent schedule for the Initial Term as set forth above, and the covenants, terms, and conditions of this Lease shall be applicable with respect to the portion of the Premises so occupied.

                   (b) Annual rent for any Renewal Term, as hereinafter defined, shall be the greater of (i) the RSF then comprising the Premises times 90% of the fair market value rental rate ("FMV Rental Rate") as determined pursuant to Section 4(e), or (ii) Twenty-Four and 50/100 Dollars ($24.50) times the RSF then comprising the Premises.

                   (c) Tenant shall pay all annual and additional rent due hereunder without deduction, setoff, counterclaim, or demand to 100 East Pratt Street Limited Partnership, c/o Colliers Pinkard, 7 East Redwood Street, Suite 1200, Baltimore, Maryland 21202, or to such other person or at such other place as Landlord may designate in writing (Landlord may request that annual rent be payable to one person or place and that additional rent be payable to another person or place). Checks for the payment of rent shall be made payable to 100 East Pratt Street Limited Partnership,

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                   or to such other entity as Landlord may designate in
                   writing.

                   (d) All payments or installments of any rent hereunder, other than annual rent, and all sums whatsoever due under this Lease (including attorneys' fees) shall be deemed additional rent. If any rent or additional rent is not paid when due, such arrearage shall bear interest at an annual rate equal to the sum of (i) six percent (6%) and (ii) the Prime Rate (as defined in Section 23(f)) on such arrearage in consideration of Landlord's additional expense caused by such failure to pay. If any rent or additional rent is not paid when due for a second time during any twelve (12) month period, such arrearage shall bear a late charge equal to two percent (2%) of such arrearage. In that event, interest shall accrue on rent or additional rent plus the late charge from the date such rent or additional rent is due. Time is of the essence with respect to Tenant's monetary obligations in this Lease. Any such additional rent, unless otherwise stated, shall be due within ten (10) days after Landlord has submitted a written statement to Tenant showing the amount due and such obligation shall survive the expiration or sooner termination of the term. If Tenant disputes all or any part of the additional rent charged by Landlord, Tenant shall pay Landlord all of the additional rent as set forth above except for the disputed portion of such additional rent, which Tenant shall pay into an escrow account jointly controlled by Landlord and Tenant. Any interest on funds deposited in such joint escrow account shall be paid to the party receiving the escrowed funds pursuant to a resolution of the dispute.

                   (e) The fair market value rental rate (the "FMV
                   Rental Rate") for purposes of any First Offer Space or Renewal Term (all as hereinafter defined), as the case may be, shall be the rate per RSF that Tenant shall pay Landlord and shall be determined by the mutual agreement of the parties hereto within thirty (30) days of an event requiring such determination. A determination of the FMV Rental Rate shall take into consideration such factors as (i) the location and quality of the Premises; (ii) the amount of work being furnished by Landlord and by Tenant with respect to the space, if any; (iii) the amount of construction time, if any; (iv) any increases or decreases or possible increases or decreases in rent during the remainder of the term then being included in comparable leases, including adments made annually, on a basis of a flat rate for a period of years with periodic flat rate increases thereafter, based on changes in consumer price, cost of living, or similar indices or periodic market adment, or other operating expense, porter's wage, or other rent escalation provisions; and (v) the absence of brokerage commissions. If the parties hereto cannot agree on a value for the FMV Rental Rate within the aforesaid thirty (30) day period, the FMV Rental Rate shall be determined by an appraiser mutually acceptable to the parties. If the parties cannot agree on the selection of one appraiser within an additional period of ten

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                   (10) business days, the parties shall submit the
                   determination of FMV Rental Rate to an appraiser appointed by the Washington, D.C. Regional Office of the American Arbitration Association, and the determination of such appraiser so appointed shall bind Landlord and Tenant for the purposes of this Lease. The fees and expenses of an appraisal obtained pursuant to the provisions of this Section 4(e) shall be shared equally by Landlord and Tenant.

Expansion      5.  (a) Tenant shall have the option (the "14th Floor
Option              Expansion Option")  to  lease  the  entire
                   fourteenth (14th) floor in the tower portion of the Building (the "14th Floor Space") for a term to commence on November 1, 2001 provided (i) Tenant shall have given Landlord written notice (as specified below) of Tenant's election to exercise the 14th Floor
                   Expansion Option, and (ii) Tenant has timely exercised its option to extend the term of this Lease for that portion of the Premises located on the fourth (4th) floor of the Building pursuant to the terms and conditions of this Lease. Landlord shall give written notice to Tenant on or before October 31, 2000 of the dates on which the 14th Floor Space shall be vacated by the existing tenant or tenants, if any, or otherwise becomes available, and Tenant shall give written notice to Landlord on or before March 1, 2001 on whether Tenant shall elect to exercise the 14th
                   Floor Expansion Option. Landlord's obligation hereunder shall be to deliver the 14th Floor Space to Tenant at any time or times before October 31, 2002 and shall be subject to the condition that the existing tenant shall have vacated the space forming all or a part of the 14th Floor Space in accordance with the terms of the existing tenant's lease. The date for delivery of the 14th Floor Space shall automatically extend for a period of time equal to the period for which an existing tenant remains in the space beyond its lease term. Landlord shall use diligent efforts to remove such holdover tenant. If
                   Tenant shall lease all or any portion of the 14th
                   Floor Space at different times as herein provided, then and in that event, each portion shall be referred to as the 14th Floor Space for the purpose of calculating the 14th Floor Commencement Date (as defined below) for each such portion. As to each respective portion of the 14th Floor Space that is delivered to Tenant, the "14th Floor Commencement
                   Date," on which Tenant's rental obligation as to such space shall begin, shall be the earlier to occur of
                   (A) sixty (60) days after the date on which such portion of the 14th Floor Space is vacated by its former tenant, (B) thirty (30) days after the date on which Landlord has substantially completed the space in accordance with the then standard work letter for tenants of the Building if the space was not previously completed for occupancy by a prior tenant,
                   (C) sixty (60) days after the date on which Landlord delivers space to Tenant if Tenant shall be constructing Tenant Improvements in space not previously completed for occupancy by a prior tenant, or (D) the date on which Tenant shall occupy such portion of the 14th Floor Space.


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                   b)  Tenant's lease of the 14th Floor Space shall be
                   at an annual rent equal to the greater of (i) the annual rent then being paid by Tenant for the thirteenth (13th) floor, or (ii) the amount calculated on the basis of ninety percent (90%) of the then FMV Rental Rate, as defined in Section 4(e), per RSF of the 14th Floor Space, which shall be payable at the times and in the manner as provided with respect to, and in addition to, the monthly installments of annual rent set forth in Section 4 herein. Tenant shall also pay as additional rent its Pro Rata Share of Operating Expenses and Real Estate Taxes attributable to the 14th Floor Space.

                   (c) Notwithstanding any other provision hereof, the following provisions shall apply to the 14th Floor Expansion Option and to Tenant's lease, if any, of the 14th Floor Space:

                       (i) Tenant shall not be entitled to exercise the 14th Floor Expansion Option unless on the date Tenant gives Landlord notice of such exercise and on the 14th Floor Commencement Date, this Lease is in full force and effect and Tenant is not in default, violation, or breach of any term, condition, or obligation imposed on Tenant by this Lease, unless the same is expressly waived by Landlord in writing;

                       (ii) Tenant's rental of the 14th Floor Space
                   shall be for a term commencing on the 14th Floor Commencement Date, and continuing through the balance of the Initial Term (and of any Renewal Term if Tenant shall have exercised such Renewal Option pursuant hereto), under and subject to the terms of this Lease, with the same force and effect as though this Lease had originally provided for the rental of the 14th Floor Space. The annual rent applicable to the 14th Floor Space as set forth above shall be adjusted as of the first day of each Renewal Term in accordance with the Renewal Option set forth in Section 7(a) herein.

                       (iii) The 14th Floor Space shall be delivered to
                   Tenant in an "AS IS" condition, provided that if the 14th Floor Space has not been previously improved for another tenant, Tenant shall receive a tenant improvement allowance standard for new space then being leased in the Building. Any improvements to the 14th Floor Space shall be made by Landlord at Tenant's sole cost and expense (in excess of any applicable tenant improvement allowance) and shall be performed in accordance with drawings, plans, and specifications prepared by Tenant and approved by Landlord. In the alternative, Tenant may elect to have such work performed by contractors of its selection, subject to the prior written approval of Landlord in accordance with the provisions of Section 12; provided, however, in that event, Landlord shall be paid a reasonable supervisory fee.

                       (iv) From and after the 14th Floor Commencement
                   Date, all references in this Lease to the Premises shall mean the aggregate of the Premises and the 14th Floor Space, and all references to the area or RSF of the Premises shall, for all purposes of this Lease, be deemed to mean both the aggregate area of the Premises and the 14th Floor Space, and Tenant's attributable share of the common facilities. Tenant's share of the Operating Expenses and Real Estate Taxes shall be adjusted accordingly to reflect the leasing of the 14th Floor Space.

                       (v) Except as otherwise expressly provided in this Section 5, on and after the 14th Floor
                   Commencement Date, all of the covenants and agreements set forth in this Lease shall apply to the 14th Floor Space.

                   (c) If Tenant leases any space pursuant to its "First Offer Right" as provided in Section 6 and such space is part or all of the space that would have been available to Tenant at the time for the exercise of the option therefor pursuant to the 14th Floor Expansion Option, then Tenant waives the 14th Floor Expansion Option with respect to such space.

Right of       6.  (a) (i)  In  addition  to  the 14th Floor Expansion
First Offer        Option set forth above,  Tenant  shall  have the right
                   (the "First Offer Right") to lease that portion of the space (the "First Offer Space") located in, or within, floors 15 through 21, at such time that any such space becomes available during the term; provided, however, that such space has been occupied under a lease by another tenant at least once. The annual rent for any space leased by Tenant pursuant to the First Offer
                   Right shall be equal to the FMV Rental Rate determined in accordance with Section 4(e) times the RSF of such First Offer Space. The annual rent for the First
                   Offer Space shall be payable in equal monthly installments at the times and in the manner as provided with respect to and in addition to, the monthly installments of the annual rent set forth in
                   Section 4 hereof. For purposes hereof, if the lease of an existing tenant expires and the lease contains no further rights to renew the term, the space shall be deemed to have become "available" on the expiration or earlier termination of the term thereof.

                       (ii) Before the First Offer Space is offered to
                   the public or any other tenant of the Building and at least one hundred twenty (120) days before such space is expected to become available, Landlord shall notify Tenant in writing of the date or dates that all or any portion of the First Offer Space shall become available, and Tenant shall have a period of sixty
                   (60) days or, if a determination of the FMV Rental Rate is made by arbitration, a period of not more than ten (10) days after said determination is delivered to Tenant in writing, in which to notify Landlord in writing of Tenant's intention to exercise its First Offer Right and to occupy and lease that portion of the First Offer Space so offered. If Tenant fails to notify Landlord within the applicable period of Tenant's intention to lease and occupy all or any portion of the First Offer Space, Landlord shall be free for a period of one (1) year after the expiration of such period to offer the First Offer Space to the public and to enter into a lease or leases for all or any portion thereof on such terms as Landlord in its discretion deems appropriate. Landlord's obligation to deliver the First Offer Space shall be subject to the condition that the existing tenant shall have vacated the space. The date for delivery of the space to Tenant shall automatically extend for a period of time equal to the period for which an existing tenant remains in the space beyond its lease term. Landlord shall use diligent efforts to remove such holdover tenant.
                   (b) The exercise by Tenant of the First Offer Right and the leasing of all or any portion of the First Offer Space shall be on and subject to the following terms and conditions:

                       (i) Tenant shall not be entitled to exercise the First Offer Right unless on the date on which Landlord would be obligated to notify Tenant that the First Offer Space shall become available as hereinabove described in subsection (a)(i), the Lease is in full force and effect and Tenant is not in default, violation, or breach of any term, condition or obligation imposed on Tenant by the Lease, unless the same is expressly waived by Landlord in writing;

                       (ii) On the exercise of Tenant's rights in
                   accordance with this Section 6, the lease by Tenant of the First Offer Space shall commence on the earlier date (the "First Offer Space Commencement Date") of
                   (a) thirty (30) days after the date on which such space is vacated by its former tenant, or (b) Tenant's occupancy of all or any portion of the First Offer Space, and shall continue through the balance of the original term (and of any renewal term if Tenant shall have exercised such renewal option pursuant hereto) of this Lease, under and subject to the terms of the Lease, with the same force and effect as though this Lease had originally provided for the rental of the First Offer Space. The annual rent applicable to the First Offer Space shall be adjusted as of the first day of any renewal term in accordance with Section 7(a) hereof. Tenant shall also pay as additional rent its pro rata share of Operating Expenses and Real Estate Taxes attributable to the First Offer Space.

                       (iii) The First Offer Space shall be delivered to
                   Tenant in an "AS IS" condition, including any existing tenant improvements made for the original tenant in the condition such improvements exist at the time of Tenant's exercise of the First Offer Right, but at Landlord's cost shall have at a minimum the "Base Building" improvements described in Exhibit B. Any improvements to the First Offer Space shall be made by Landlord at Tenant's sole cost and expense and shall be performed in accordance with drawings, plans, and specifications prepared by Tenant and approved by Landlord. In the alternative, Tenant may elect to have such work performed by contractors selected by Tenant, subject to the prior written approval of Landlord; provided, however, in that event, Landlord shall be paid a reasonable supervisory fee.

                       (iv) From and after the First Offer Space
                   Commencement Date, all references in the Lease to the Premises shall, for all purposes of this Lease, be deemed to mean both the aggregate area of the Premises and of the First Offer Space, and Tenant's attributable share of the common facilities. Tenant's share of Operating Expenses and Real Estate Taxes shall be adjusted accordingly to reflect the leasing of the First Offer Space.

                       (v) Except as otherwise expressly provided in this Section 6, from and after the First Offer Space Commencement Date, all of the covenants and agreements set forth in the Lease shall apply to the First Offer Space.

Renewal        7.  (a) Renewal Option for Investor Center Space and
Options            Floors 7, 8, 9, 10 and 13.  Provided (i) this Lease is
                   then in full force and effect, and (ii) Tenant is not in default respecting any provision or condition of this Lease, or said default has been expressly waived in writing by Landlord, either on the date Tenant elects to renew or on the date the renewal term commences, then Tenant shall have the right as hereinafter provided to renew this Lease (the "Renewal
                   Option") for that portion of the Premises located on Floors 7, 8, 9, 10, and 13 and the Investor Center
                   Space (collectively, the "Renewal Premises"). Tenant shall have no renewal rights for that portion of the Premises located on the sixth (6th) floor of the Building. Tenant shall have the right to renew this Lease with respect to less than the entire Renewal
                   Premises so long as Tenant's renewal includes at a minimum the space demised hereunder on the Commencement Date. Tenant shall have the right to include in its renewal any additional contiguous full floors of the space Tenant then leases in the Building that Tenant elects. The foregoing conditions shall apply to each exercise of the Renewal Option, which shall be for three (3) renewal terms (each a "Renewal
                   Term") of five (5) years each immediately following the expiration of the prior term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for a twenty (20), twenty-five (25) or thirty (30) year term, save that:

                       (i) there shall be no further right of renewal, after the third Renewal Term; and

                       (ii) beginning with and as of the first day of
                   the first, second, or third Renewal Term, as the case may be, the annual rent and each monthly installment thereof payable during such Renewal Term shall be adjusted and modified as set forth in Section 4(e).

                   Tenant shall notify Landlord in writing of its intention to consider exercising the applicable Renewal Option for the Renewal Premises not less than twenty-one (21) months before the relevant expiration date of the then current term. On a determination of the annual rent as herein provided, Tenant shall give notice of its exercise of a Renewal Option, in writing, not more than thirty (30) days after said determination is delivered to Tenant in writing or, if said determination is made by arbitration, not more than ten (10) days after said determination is delivered to Tenant in writing. Tenant shall be deemed to have waived the right to exercise the Renewal Option unless Tenant shall have given notice to Landlord of the exercise of such Renewal Option within the time periods as hereinabove provided.

                   (b) Renewal Option for Floor 4. Provided (i) this Lease is then in full force and effect, and (ii) Tenant is not in default respecting any provision or condition of this Lease, or such default has been expressly waived in writing by Landlord, either on the date Tenant elects to renew or on the date the renewal term commences, then Tenant shall have the right as hereinafter provided to renew the Lease (the "4th Floor Renewal Option") for the fourth (4th) floor of the Premises for a term coterminous with the term of this Lease for Floors 7, 8, 9, 10, and 13 (i.e., with a term expiring on October 31, 2006) (the "4th Floor Renewal Term"). The 4th Floor Renewal Option shall be on the same terms, conditions, and provisions as are set forth in this Lease, save that: (A) there shall be no further right of renewal for the fourth (4th) floor of the Premises, after the 4th Floor Renewal Term; and (B) beginning with and as of the first day of the 4th Floor Renewal Term, the annual rent and each monthly installment thereof payable during the 4th Floor Renewal Term shall be in the amount determined below (but not less than the annual rent being paid at the expiration of the current term).

                       (i) Notice. Tenant shall notify Landlord in writing of Tenant's exercise of the 4th Floor Renewal Option by no later than May 31, 1997. TIME IS OF THE ESSENCE. Tenant shall be deemed to have waived the right to exercise the 4th Floor Renewal Option unless Tenant shall have given notice to Landlord of the exercise of the 4th Floor Renewal Option by no later than May 31, 1997.

                       (ii) FMV Rental Rate.  Tenant shall pay to
                   Landlord during the 4th Floor Renewal Term an annual rent equal to ninety-five percent (95%) of the FMV Rental Rate. The FMV Rental Rate for purposes of the 4th Floor Renewal Term shall be the rate per rentable square foot that Tenant shall pay Landlord and shall be determined by the mutual agreement of the parties by no later than June 30, 1997. If the parties hereto cannot agree on a value for the FMV Rental Rate by no later than June 30, 1997, the FMV Rental Rate shall be determined by an appraiser or broker selected by Landlord that is experienced in the office space rental market in downtown Baltimore, Maryland. The determination of such appraiser or broker so appointed shall bind Landlord and Tenant for the purposes of this Lease. The fees and expenses of the appraiser or broker utilized pursuant to the provisions of this subsection shall be paid by Tenant.

Requirements   8.  Tenant shall, at its sole cost and expense, observe
of Law             and comply with all laws, requirements, rules, orders,
                   ordinances, and regulations of the City, State and Federal Governments and of the local Board of Fire
                   Underwriters having jurisdiction and/or any other corporation, body, or organization possessing similar authority and exercising similar functions, now or hereafter in force and effect and applicable to the Premises, and to the then occupation thereof. Tenant shall not use or occupy the Premises for any purpose or in any way in violation of any certificate of occupancy, permit, or other governmental or private consent or regulation issued for or respecting the Building or the Premises.

Care of        9.  (a) Tenant will take good care of the Premises and
Premises           the Building fixtures and appurtenances, and all
                   alterations, additions, and improvements to them; will repair all damage to the same resulting from the acts of Tenant, its employees, agents, or invitees; will suffer no waste or injury; will execute and comply with all laws, rules, orders, ordinances, and regulations, at any time issued or enforced by any lawful authority, applicable to Tenant's use or occupancy of the Premises; and will repair, at or before the end of the term, all injury done by the installation or removal of furniture and property.

                   (b) At any time or times, Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations, or improvements in or to the Building or any part thereof, including the Premises, and, during operations, may close entrances, doors, corridors, elevators, or other facilities, all without any liability to Tenant by reason of interference, inconvenience, or annoyance. Landlord shall not be liable to Tenant for any expense, injury, loss, or damage resulting from work done in or on, or the use of, any adjacent or nearby building, land, street or alley.

Assignment,    10. (a) Except as hereinafter provided, Tenant will
Subletting,        not sell, assign, mortgage or transfer this Lease,

Recapture          sublet the Premises or any part thereof, or allow
and Landlord's     any transfer thereof or lien on Tenant's interest by
Right to Sell      operation of law, without the prior written
                   consent of Landlord. Tenant shall, by notice in writing, advise Landlord from time to time if Tenant has any excess space that Tenant intends to sublet or assign. Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Notwithstanding the foregoing, if the proposed sublease is for less than all of the Premises and for a term of five (5) years or less, Landlord's right of recapture shall only be for a period of recapture equal to the term of the proposed sublease. If Tenant's notice shall cover all of the space hereby demised, and Landlord shall give the aforesaid recapture notice with respect thereto, the term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however, this Lease be cancelled pursuant to the foregoing with respect to less than the entire Premises, the annual rental and Tenant's share of Operating Expenses and Real Estate
                   Taxes herein reserved shall be adjusted on the basis of the number of RSF retained by Tenant in proportion to the annual rental and share of Operating Expenses and Real Estate Taxes reserved in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

                   (b) If Landlord chooses not to recapture such space, then Tenant may proceed to assign or sublease such space provided that Landlord shall have the right to require Tenant to use the leasing broker for the Building until the third (3rd) anniversary of the Commencement Date if the broker shall agree to use its best professional efforts to lease the space in the shortest period of time and in accordance with Tenant's instructions. Tenant shall, by notice in writing, advise Landlord of any proposed sublease or assignment not less than sixty (60) days prior to the commencement date of the proposed sublease or assignment. Tenant's notice shall state the name and address of the proposed subtenant or assignee, and an outline of the terms of the proposed sublease or assignment including the proposed use, term, and annual rental shall be delivered to Landlord with said notice. Landlord shall have the right, to be exercised by giving Tenant written notice within ten
                   (10) business days after receipt of Tenant's notice, to disapprove the proposed sublease or assignment only if the business of proposed subtenant or the intended use of the Premises is, in Landlord's reasonable judgment, of a nature or character not in keeping with the standards of the Building.

                   (c) Notwithstanding any other provision of this Lease to the contrary, Tenant has the right to assign this Lease or sublet the Premises in whole or in part to any subsidiary or affiliate on giving Landlord sixty
                   (60) days' prior written notice of such assignment or subleasing and shall have the right at any time to transfer this Lease as a result of merger or consolidation of Tenant with any other entity or as a result of transfer by Tenant of all or substantially all of its assets to any other entity. Such an assignment or sublease shall not trigger Landlord's right to terminate the Lease or require Landlord's consent to such assignment or sublease. A "subsidiary" of Tenant shall mean any corporation, partnership, association, or other legal entity not less than fifty percent (50%) of whose outstanding voting stock or other ownership interests shall, at the time, be owned, directly or indirectly, by Tenant. An "affiliate" of Tenant shall mean any corporation, partnership, association, or other legal entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For purpose of the definition of "affiliate," the word "control" (including "controlled by" and "under common control with"), as used with respect to any corporation, partnership, or association, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through ownership of voting securities or by contract or otherwise.

                   (d) If the amount of the rent to be paid to Tenant by an assignee or sublessee, after amortization over the term of the proposed sublease or assignment of subtenant improvements, free rent, brokerage commissions, and other monetary concessions, is greater than the rent required to be paid by Tenant to Landlord pursuant to this Lease, Tenant shall pay to Landlord, as additional rent, any such excess as is received by Tenant from such assignee or sublessee. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting.

                   (e) Any levy or sale in execution, or any assignment or sale in bankruptcy or insolvency, or the appointment of a receiver or trustee of all or substantially all of the property of Tenant by a state or federal court, shall be deemed an assignment within the meaning of this Section.

                   (f) Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present, or future, under this Lease, and Tenant shall continue fully liable hereunder. The subtenant or subtenants or assignee or assignees shall agree to comply with and be bound by all the terms, covenants, conditions, provisions, and agreements of this Lease to the extent applicable to the space sublet or assigned, and shall not assign the sublease or sublet the Premises or any part thereof, or allow any transfer thereof, or any lien on the subtenant's interest, without the prior written consent of Landlord as required pursuant to the terms of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or subtenants or assignee or assignees.

                   (g) Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Section 10 shall be of no effect and void.

                   (h) Landlord may assign this Lease and shall not be liable for obligations thereafter accruing hereunder; provided that Landlord's assignee shall assume Landlord's obligations hereunder accruing on or after the date of assumption. Notwithstanding the foregoing sentence, Landlord may assign this Lease for the purpose of securing a construction loan to construct the Building and Premises and permanent financing.

Construction   11. (a) All  Base  Building  and  Tenant's  Improvements,
                   whether made by Landlord or Tenant, and whether at Landlord's or Tenant's expense, or the joint expense of Landlord and Tenant, on completion and acceptance by Landlord, shall become and remain the property of Landlord. If at any time during the term Tenant removes elements of Tenant's Improvements, Tenant agrees to repair any damage to the Premises and the Building and restore the Premises to a condition no less than the Building Standard level as identified in Exhibit B attached hereto as a part hereof. Any replacement of Tenant's Improvements, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. The parties agree that Landlord shall have the right to depreciate the full and complete value of the Base Building and the value of Tenant's Improvements to the extent of the tenant improvement allowance provided by Landlord ("Tenant's Improvement Allowance"). Tenant shall have the right to depreciate the value of Tenant's Improvements for which Tenant has paid the cost thereof in excess of Tenant's Improvement Allowance.

Alterations    12. (a) Tenant shall not make or permit anyone to make
                   any alterations in or additions or improvements to the Premises or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning, or electrical or other Building systems or equipment, without Landlord's advance written consent in each instance. Landlord's decision to refuse such consent shall be conclusive. If Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits, waivers of lien, and indemnification in form and amount satisfactory to Landlord against claims, costs, damages, liabilities, and expenses. Any and all electrical or mechanical work shall be performed by contractors only after said contractors have been approved by Landlord. All additions and alterations shall be installed in a good, workmanlike manner, and only new, high grade materials which are in accordance with the Building standards shall be used, and Landlord shall be paid a reasonable supervisory fee with respect to additions and alterations. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses of every kind and description which may arise out of or be connected in any way with said alterations or additions or the installation thereof. Before commencing any work in the Premises, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all claims, costs, damages, liabilities, and expenses, which may arise out of or be connected in any way with said additions or alterations or the installation thereof. Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Premises occasioned by such alterations and additions. On completing any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all local ordinances and regulations, and with the requirements of all statutes and regulations of the State (or of any department or agency thereof) in which the Building is located. Tenant shall permit Landlord to supervise construction operations in connection with these alterations or additions if Landlord requests to do so. The privilege herein granted to Tenant to make alterations or additions to the Premises is conditioned on Tenant's contractors, workmen, and employees working in harmony and not interfering with the workmen, employees, and contractors of Landlord or of any other tenant.

                   (b) Notwithstanding the provisions of the first two sentences of Section 12(a), Landlord shall approve Tenant's request to make alterations of the Premises that do not affect the Building structure or systems, provided that adequate drawings to fully describe such alterations to the reasonable satisfaction of Landlord are provided to Landlord at least fifteen (15) days prior to commencement of the construction. Landlord shall promptly review and approve or disapprove Tenant's request and provide Tenant with Landlord's comments in the case of disapproval. If Landlord has neither approved nor disapproved such drawings within 15 days following Tenant's submission thereof, they shall be deemed approved. Tenant further agrees that it will comply with all other provisions of Section 12(a) and as-built drawings of the alterations shall be delivered to Landlord within thirty (30) days following completion of the construction thereof.

                   (c) All alterations, additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or on the Premises, whether placed there by Landlord or Tenant, shall, unless Landlord requests their removal as set forth in the following sentence, become Landlord's property and shall remain on the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. Landlord may request removal of additions, alterations, hardware, non-trade fixtures, or improvements installed or made by Tenant after the Commencement Date. If Landlord so requests, Tenant shall remove the same prior to the conclusion of the term and Tenant shall repair all damage to the Premises caused by such removal. Tenant shall not be required to remove pipes and wires concealed in the floors, walls, or ceilings, provided that Tenant properly cuts and caps the same and seals them off in a safe, lawful, and workmanlike manner. If, on Landlord's request, Tenant does not remove said things, Landlord may remove the same and repair all damage and Tenant shall pay to Landlord on demand the cost of such removal and repair of all damage. Tenant shall remove Tenant's furniture, machinery, safe or safes, trade fixtures, and other items of personal property of every kind and description from the Premises prior to the end of the term, however ended. If not so removed, Landlord may request their removal, and if Tenant does not remove them, Landlord may do so and Tenant shall pay to Landlord on demand the cost of such removal and repair of all damage. If Landlord does not request their removal, all such items shall be conclusively presumed to have been conveyed by

                   Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

Signs          13. Unless Landlord shall otherwise agree, Tenant will not permit or suffer any signs, logos, symbols, advertisements, or notices to be displayed, inscribed on, or affixed on any part of the outside or inside of the Premises, or in the Building or on the street adjacent to the Building. Notwithstanding the provisions of the foregoing sentence, Tenant shall have the right to have such interior or exterior signs on the Investor Center Space that are in keeping with the standards of the Building and retail space sign standards established by Landlord. Tenant's name shall be affixed to the lobby directory board to be provided by Landlord and on the entrance doors of the Premises in such size, color, and style as Landlord and Tenant may mutually agree.

Services and   14. (a) Landlord  shall  provide  at  Tenant's  expense
Utilities          based on Pro Rata Share of the Operating Expenses as
                   set forth in Sections 28A and 28B:

                   (1) JANITOR SERVICE in and about the Premises, Saturdays, Sundays, and holidays recognized by Landlord excepted. Tenant shall not provide any janitor service in the Premises except through a janitor contractor or employees satisfactory to Landlord. Exhibit C attached hereto shall be the cleaning specifications for the Premises.

                   (2)(i) HEAT AND AIR CONDITIONING daily from 8:00 a.m. to 7:00 p.m. and from 8:00 a.m. to 1:00 p.m. on Saturdays, with Sundays and holidays recognized by Landlord excepted. The equipment shall maintain a uniform (1) indoor temperature of 78 degrees F.D.B. at 50% R.H. + 5% automatic control in summer based on the local 1% outdoor design condition as specified in the latest edition of the "ASHRAE Handbook of Fundamentals" and (2) indoor temperature of 72 degrees F.D.B. at 30% R.H. minimum in winter based on the local 99% outdoor design condition as specified in the latest edition of the "ASHRAE Handbook of Fundamentals." Whenever heat generating machines or equipment or lighting fixtures other than Building Standard lighting fixtures are used in the Premises and affect the temperature otherwise maintained by the Building air conditioning system, Landlord may install supplementary air conditioning units in or for the full benefit of the Premises, and the cost of installation, operation, and maintenance thereof shall be paid by Tenant to Landlord as a part of Operating Expenses on demand by Landlord as additional rent.

                       (ii) Landlord shall furnish HVAC beyond the
                   above-stated hours, provided that notice requesting such service is delivered to Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required after-hours on Saturday or on Sunday or holidays. This service shall be furnished at "Landlord's Costs," which shall mean the actual labor and utility costs incurred by

                   Landlord to provide such overtime service, without markup of any kind. Landlord's Costs shall be paid by Tenant or, alternatively, shall be shared proportionately (based on RSF serviced by this overtime HVAC and hours of use requested) between Tenant and other tenants, if any, located in the same HVAC zone who are enjoying the benefit of the service at the same time as Tenant. Landlord shall bill Tenant on or before the last day of the month following the month in which Landlord's Costs are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and other data supporting the charges that Tenant may reasonably request.

                       (3) WATER from municipal mains for drinking, lavatory, and toilet purposes, drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. Tenant shall pay as a part of Operating Expenses, at rates fixed by Landlord not in excess of Landlord's direct operating costs, for all costs of water used for supplementary air conditioning or refrigeration installed by or for Tenant, or for any purpose for Tenant.

                       (4)  ADEQUATE PASSENGER ELEVATOR SERVICE in
                   common with other tenants at all times, and FREIGHT ELEVATOR SERVICE in common with other tenants daily from 8:00 a.m. to 6:00 p.m. and 8:00 a.m. to 1:00 p.m.
                   on Saturdays, Sundays, and holidays recognized by Landlord excepted, subject to scheduling by Landlord. Freight elevator service at other times and elevators with attendants shall be optional with Landlord and, if provided, shall never be deemed a continuing obligation of Landlord. Elevator service for the Premises is based on typical office population densities (approximately 175 NUSF/person). Should elevator service become inadequate due to occupancy by Tenant more dense than typical, Landlord and Tenant shall use reasonable efforts to improve elevator service by altering service between elevator banks or other means including, if mutually agreed by Landlord and Tenant, installation of additional elevators in spare shafts. Tenant shall pay all reasonable costs associated with requisite improvements.

                       (5)  ELECTRICITY facilities shall provide
                   electricity for the Building systems and Tenant's use. Landlord shall purchase primary voltage power from the utility company and shall provide transformation and distribution of power to all Building systems and the Premises as specified in Sections 12 and 13 of Exhibit B attached hereto as a part hereof. Tenant shall pay all direct electricity costs, but not in excess of rates charged by the supplying utility, either by separate metering or by apportionment, for all electricity provided to the Premises and Tenant's Pro Rata Share of the cost of operation of Building systems. Tenant shall not connect any load to the Building distribution system unless approved by Landlord in accordance with Section 12 and shall in no case exceed the allowable load.

                       (6) RECEIVING DISHES may be installed by Tenant on the roof of the Building for use in connection with Tenant's business. Tenant shall furnish the name of the proposed contractor and detailed plans and specifications for the system to Landlord for approval. On approval, the system shall be installed at Tenant's expense. Tenant shall be responsible for procuring whatever licenses or permits may be required from third persons for the use or operation of the system, and Landlord makes no warranties or representations as to the permissibility of the system under applicable laws. The system shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants occupying the Building. The cost associated with the use of such receiving dishes by Tenant shall be included in Tenant's share of Operating Expenses, as hereinafter defined.

                   (b) Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy or governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease.

                   (c) If Tenant, in the exercise of its reasonable discretion, determines that the janitor service provided by Landlord pursuant to Section 14(a)(1) is inadequate as provided by Landlord, then Tenant shall notify Landlord in writing of said deficiency, specifying the same, and describing what action Tenant desires Landlord to take to resolve said deficiency. Landlord shall either resolve the problem of inadequacy to the reasonable satisfaction of Tenant or notify Tenant that Landlord will not take any such remedial action, in which event Tenant may provide for its own service in lieu of that provided by Landlord at Tenant's sole cost and expense, and thereafter the costs of janitor service shall not be included in "Operating Expenses" pursuant to Sections 28A and 28B. Any contractor hired by Tenant for services shall be subject to the approval of Landlord, such approval not to be unreasonably withheld.

Notice         15. Any notice, request, communication, or demand under
                   the Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served personally or by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office. Any notice, request, communication, or demand by any party to the other shall be addressed as follows, unless and until otherwise directed in writing by either party:

                   If to Landlord:  100 East Pratt Street Limited
                                    Partnership
                                    c/o Colliers Pinkard
                                    7 East Redwood Street
                                    Suite 1200
                                    Baltimore, Maryland 21202

                   With copies to:  100 East Pratt Street Limited
                                    Partnership
                                    c/o 100 East Pratt Street, Inc.
                                    c/o International Business Machines
                                    Corporation
                                    Real Estate and Business Development
                                    Old Orchard Road
                                    Armonk, New York 10504
                                    Attention:  Director, Finance,
                                    Investments, and Asset Management

                                    100 East Pratt Street Limited
                                    Partnership
                                    c/o 100 East Pratt Street, Inc.
                                    c/o International Business Machines
                                    Corporation
                                    Real Estate and Business Development
                                    Old Orchard Road
                                    Armonk, New York 10504
                                    Attention:  Corporate Counsel

                                    Kevin L. Shepherd, Esquire
                                    Venable, Baetjer and Howard, LLP
                                    1800 Mercantile Bank and Trust
                                    Building
                                    Two Hopkins Plaza
                                    Baltimore, Maryland  21201-2978

                   If to Tenant:    T. Rowe Price Associates, Inc.
                                    100 E. Pratt Street
                                    Baltimore, Maryland 21202
                                    Attention:  Corporate Secretary
                                                Finance Division

                   With copies to:  T. Rowe Price Associates, Inc.
                                    100 E. Pratt Street
                                    Baltimore, Maryland  21202
                                    Attention:  Corporate Comptroller
                                                Finance Division

                                    and

                                    T. Rowe Price Associates, Inc.
                                    100 E. Pratt Street
                                    Baltimore, Maryland 21202
                                    Attention:  Corporate Counsel

                   Rejection or other refusal to accept a notice, request, communication, or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication, or demand sent.

Landlord's     16. Landlord's title is and always shall be paramount to
Title the title of Tenant, and nothing herein contained shall empower Tenant to do any act which shall encumber the title of Landlord.

Certain        17. (a) Landlord reserves the following rights:
Rights
Reserved to            (1)  To  change  the  name  or  street  address
Landlord of the Building provided that if Tenant occupies at least 100,000 RSF itself and none of the 100,000 RSF is sublet or assigned, Landlord shall first obtain the prior written approval of Tenant, such approval not to be unreasonably withheld or delayed. Such approval right shall not extend to any assignee or subtenant of Tenant but shall extend to affiliates, subsidiaries, and successors permitted pursuant to
                   Section 10(c).

                       (2) To install and maintain a sign or signs on the exterior of the Building provided that if Tenant occupies at least 100,000 RSF itself and none of the 100,000 RSF is sublet or assigned, Landlord shall first obtain the prior written approval of Tenant, such approval not to be unreasonably withheld or delayed. Such approval right shall not extend to any assignee or subtenant of Tenant but shall extend to affiliates, subsidiaries, and successors permitted pursuant to Section 10(c).

                       (3)  During the last ninety (90) days of the
                   term, if during or prior to that time Tenant vacates the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy.

                       (4)  To constantly have pass keys to the
                   Premises for emergency use only and not in a manner adverse to Tenant's security requirements.

                       (5) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building except for the businesses of financial brokerage services and investment banking.

                       (6) To exhibit the Premises to others during the last eighteen (18) months of the term and only as to the portion of the Premises which Tenant will no longer occupy.

                       (7)  To take any and all measures, including
                   inspections, repairs, alterations, additions, and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection, or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation of the Building.

                       (b) Landlord may enter on the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

Waiver of      18. To  the  extent  permitted  by  law,  Tenant  releases

Claims Landlord and Landlord's agents, servants, and employees, and Landlord's Building Manager of the Building, and its agents, servants, and employees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord and Landlord's agents, servants, and employees, and Landlord's Building Manager of the Building, and its agents, servants, and employees. This Section 18 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Landlord or of other tenants, occupants, or servants in the Building or of any other person, and whether such damage be caused or results from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, Landlord may, at Landlord's option, repair such damage and Tenant shall on demand by Landlord, reimburse Landlord forthwith for the total reasonable cost of such repairs. Tenant shall not be liable for any damages caused by its act or neglect if Landlord or a tenant has recovered the full amount of the damages from insurance, and the insurance company has waived in writing its rights of subrogation against Tenant. All property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other occupant only, and Landlord shall not be liable for damages thereto or theft or misappropriation thereof. This Section 18 shall not waive any claim by Tenant against Landlord, its agents or employees for any negligence of such persons or entities.

Holding        19. If  Tenant  retains  possession  of  the  Premises  or
Over any part thereof after the termination of the term by lapse of time or otherwise, Tenant shall pay Landlord rent at double the rate of rental specified in this Lease for the time Tenant thus remains in possession, and in addition thereto, shall pay Landlord all damages sustained by reason of Tenant's retention of possession. If Tenant remains in possession of the Premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of Landlord expressed in a written notice to Tenant and not otherwise, in lieu of double rent, constitute a renewal of this Lease on a month to month basis. The provisions of this Section 19 do not waive Landlord's rights of reentry or any other right hereunder.

Insurance      20. (a) At all times during the term of this Lease,
                   Tenant, at its sole cost and expense, shall provide and keep in full force and effect the following insurance coverages:

                       (i) Tenant shall purchase and maintain a Named Perils or all risk Builder's Risk policy insuring the Tenant's Improvements for not less than 100% replacement cost, on a completed value basis, and shall include coverage for the increased cost of construction. Such insurance shall name Landlord (including its partners), any mortgagee of Landlord, and the Building manager as their interests may appear. Tenant's insurer shall agree in writing that its insurance coverage is primary. Tenant's insurer shall be rated A + 9 or better by Best's Insurance Reports. The insurance coverage described in this clause may include a deductible not to exceed an amount equal to Two Hundred Fifty Thousand Dollars ($250,000).

                       (ii) A policy of public liability and property
                   damage insurance, naming Landlord (including its partners) and the Building manager as an additional insured, with respect to the Premises and the business of Tenant in, on, within, from, or connected with the Premises, pursuant to which the limits of liability shall be at least One Million Dollars ($1,000,000) in respect to injuries to or death of any one person, One Million Dollars ($1,000,000) in respect to any one occurrence, and Five Hundred Thousand Dollars ($500,000) in respect to destruction or damage to property or in such other reasonable amounts as Landlord shall require. Said insurance policy shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Said insurance policy shall be carried with an insurance company approved by Landlord, and a certificate of insurance shall be delivered to Landlord on the Commencement Date of this Lease and on renewal of each of said policies.

                   (b) Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section 20 to be furnished by Tenant.

                   (c) If at any time Tenant does not comply with the covenants made in this Section 20, Landlord may, at its option (without prejudice to any other remedy it might have), cause insurance as aforesaid to be issued, and in such event Tenant shall pay the premium for such insurance as additional rent promptly on Landlord's demand therefor.

                   (d) Landlord shall maintain on the Building broad form property insurance in compliance with the requirements of any mortgage or deed of trust encumbering the Building. Landlord shall also maintain property insurance on the Building in compliance with the standards set forth in Exhibit K of the Partnership Agreement of 100 East Pratt Street Limited Partnership dated July 27, 1989 between IBM and 100 East Pratt Street, Inc., a copy of which is attached as Exhibit E attached hereto as a part hereof, Tenant acknowledges receipt; provided, however, that (i) Landlord may ad the coverages described in Exhibit K to the extent such adments are consistent with the coverages that a prudent owner of a class A office building in Baltimore, Maryland would obtain, and (ii) as long as IBM is a general partner of Landlord (or IBM becomes Landlord) and owner of the Building as nominee for Landlord under the Nominee Agreement dated December 31, 1991 between Landlord and IBM, Landlord may self-insure the casualty risk on the Building.

Rules          21. Tenant shall observe faithfully and comply strictly
                   with the rules and regulations attached to this Lease and made a part hereof as Rider A, and such other rules and regulations, promulgated from time to time by Landlord applicable to all tenants of the Building, as in Landlord's judgment are necessary for the safety, care, and cleanliness of the Building or for the preservation of good order therein. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its servants, employees, agents, visitors, customers, invitees, or licensees.

Subordination  22. This Lease shall be subordinate and subject at all times to all ground or underlying leases and to any mortgage or deed of trust covering the Premises or which at any time hereafter shall be made, and to all renewals, modifications, consolidations, or replacements thereof, and to all advances made, or hereafter to be made, on the security of any such mortgage or deed of trust, provided that the holder of such mortgage or deed of trust executes a nondisturbance agreement providing that Tenant's rights under this Lease will not be disturbed by such holder or its successor in interest so long as Tenant performs its obligations pursuant to this Lease. Tenant shall execute such further instruments subordinating this Lease to any such mortgage or deed of trust as Landlord shall request provided that said instrument also contains a provision by which Landlord's mortgagee agrees not to disturb the tenancy of Tenant on Tenant's attornment.

Default        23. All rights and remedies of Landlord herein enumerated
                   shall be cumulative, and none shall exclude any other right or remedy allowed by law or equity.

                   (a) The occurrence of any one or more of the following events shall constitute a default by Tenant and a breach of this Lease: (i) Tenant fails to make a payment of rent or any other payment of money as and when the same shall become due and payable hereunder and such failure shall continue for more than ten (10) consecutive days after notice by Landlord, or (ii) Tenant fails to promptly and fully perform or observe any of the other covenants, agreements, rules and regulations, terms or conditions in this Lease to be performed or observed by Tenant and such failure shall continue for more than twenty (20) consecutive days after notice by Landlord specifying the nature of such failure, or if the failure so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said twenty (20) day period, Tenant shall not be in good faith have commenced to cure or remedy such failure within such twenty (20) day period and thereafter diligently proceed therewith to completion (unless the act or omission of Tenant or occurrence involves a hazardous or emergency condition which shall be cured by Tenant forthwith on Landlord's demand), or (iii) the leasehold interest or property of Tenant be levied on under execution or be attached by process of law, and such levy or attachment is not bonded-off within thirty (30) days of such levy or attachment, or (iv) Tenant makes an assignment for the benefit of creditors, or a receiver be appointed for any property of Tenant, or at any time prior to or during the term of this Lease any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy law shall be filed by or against Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, and in the case of any involuntary petition or proceeding, the petition or proceeding is not dismissed within sixty (60) consecutive days from the date it is filed.

                   (b) In the event of any default of Tenant hereunder, and at any time thereafter, Landlord may serve on Tenant a notice that this Lease and the term hereof will terminate on a date to be specified therein, (which shall not be less than five (5) consecutive days after the date such notice is given) and on the date so specified by Landlord in such notice, this Lease and the then unexpired term hereof shall terminate and come to an end as fully and completely as if the date specified in Landlord's notice was the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter set forth.

                   (c) On termination of this Lease by Landlord as hereinabove provided, Landlord may, without notice, terminate all services and re-enter the Premises either by force or otherwise, and by summary proceedings or otherwise, dispossess Tenant and the legal representatives of Tenant or any other occupant of the Premises, and remove their effects without being deemed in any manner guilty of trespass, eviction, or forceable detainer, and hold the Premises as if this Lease had not been made.

                   (d) In the event of default, re-entry, termination, and/or dispossess by summary proceedings or otherwise,
                   (i) Landlord shall in, addition to any other rights granted herein or by law, be entitled to recover all rent, additional rent, and other sums due and payable by Tenant up to and including the date of re-entry, dispossess, and/or termination, and (ii) without releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease or for damages herein described Landlord may, at Landlord's option, occupy the Premises and/or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof for the account of Tenant for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, and receive the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided. Tenant agrees, whether or not Landlord has relet, to pay to Landlord damages equal to the rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance of the Premises or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises, or any part thereof, during any part of the balance of the term, as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent, or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder.

                   (e) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed, or stored by Landlord at the risk, cost, and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord on demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control.
                   Any such property of Tenant not removed from the Premises or taken from storage by Tenant within thirty
                   (30) days after the end of the term, however terminated, shall be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

                   (f) Each party shall pay to the other on demand all the costs, charges, and expenses, including the fees of counsel, agents and others retained, incurred in enforcing or carrying out a party's obligations hereunder or incurred by the other party in any litigation, negotiations or transactions in which a party causes the other, without its fault, to become involved or concerned, plus interest from the date of payment at the annual rate of one and one-half percent (1_%) above the prime rate of interest (the "Prime Rate"). For purposes of this Lease, the "Prime Rate" means the prime rate of interest established from time by time by The First National Bank of Maryland. If The First National Bank of Maryland is no longer in existence or no longer establishes a prime rate of interest, the Prime Rate shall be the highest rate published by The Wall Street Journal in its Money Rates Section, or a comparable index selected by Landlord and reasonably approved by Tenant.

                   (g) Tenant hereby expressly waives the service of notice of intention to re-enter or to institute legal proceedings to that end and any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The words "re-enter", "enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

                   (h) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings, and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from pursuing any other remedy in law or in equity.

                   (i) The delivery of keys to any agent or employee of Landlord shall not be considered as a termination of this Lease or a surrender of the Premises.

                   (j) Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any emergency statutory remedy.

Mechanics'     24. Tenant  shall  not  permit  any mechanics' or
Liens materialmen's liens to be filed against the fee of the real property on which the Building is located nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are so filed and Tenant fails to obtain their removal by bond or otherwise within thirty (30) days following notice of their impositions, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the annual rate of one and one-half percent (1_%) above the Prime Rate shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

Eminent        25. (a) If  the  whole  or  any  part of the Premises
Domain shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease as to the portion of the Premises taken shall forthwith cease and terminate on the date of the taking of possession by the condemning authority. Except as hereinafter provided in Section 25(c), Landlord shall be entitled to receive the entire award without any payment to Tenant, Tenant hereby assigning to Landlord Tenant's interest in the award, if any, and the rent shall be apportioned as of such date.

                   (b) If greater than fifty percent (50%) of the Premises shall be condemned or taken and Landlord determines, in the exercise of its reasonable judgment that this Lease should be terminated for the purpose of abandoning the Building or razing all or substantially all of the Building or for the purpose of restoration or rehabilitation of the portion of the Building remaining after such condemnation or taking, Landlord may terminate this Lease without compensation to Tenant other than as provided in Section 25(c). If greater than fifty percent (50%) of the Premises shall be so condemned or taken, Tenant may terminate this Lease without compensation to Tenant other than as provided in Section 25(c). Each party shall notify the other of such termination within sixty (60) days following the date of the taking of possession by the condemning authority, and this Lease shall expire on the date specified in the notice of termination not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the rent shall be apportioned as of such date.

                   (c) Tenant shall have the right to receive its allocable share of condemnation proceeds for the unamortized value of Tenant's Improvements the cost of which was in excess of Tenant Improvement Allowance and paid for by Tenant. Tenant shall also have the right to make any claim for its personal property and moving expenses allowable as a compensable item under applicable laws.

Casualty       26. In the event of damage or destruction of the Premises
                   during the term by fire, the elements, or casualty, Landlord shall forthwith repair the same, provided such repairs can be made, in Landlord's reasonable opinion, within one hundred and eighty (180) days, but such damage or destruction shall not annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based on the extent that the Premises, or part thereof, may be untenantable. If, in Landlord's reasonable opinion, such repairs cannot be made within one hundred and eighty (180) days, Landlord may, at its option to be exercised within thirty (30) days from the date of such damage or destruction, make the same as soon as possible thereafter, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this Section 26 provided. If such repairs are not substantially complete within eighteen (18) months from the date of such damage or destruction or if Landlord does not so elect to make such repairs which cannot be made within said one hundred and eighty (180) day period, this Lease may be terminated at the option of Tenant. Furthermore, if more than fifty percent (50%) of the Premises are damaged or destroyed and repairs to the same cannot be made, in Tenant's reasonable opinion, within one hundred and eighty (180) days, this Lease may be terminated at the option of Tenant. Tenant shall be entitled to a proportionate reduction of rent only if the Premises are untenantable as aforesaid and no such rent reduction shall be allowed by reason of inconvenience, annoyance, or injury to Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the Building, or making of such repairs, and Landlord shall not be liable to Tenant because of such inconvenience, annoyance or injury.

Waiver of      27. Each  party  hereto  hereby  waives all claims for
Subrogation        recovery from the other party for any loss or damage
                   to any of its property insured under valid and collectible insurance policies.

Real Estate    28A.    (a)  General Rule.  In  addition  to  the  annual
Taxes rent described in Section 4 (and in any extension or renewal provision), Tenant hereby agrees to pay to Landlord, as additional rent, an amount equal to Tenant's "Pro Rata Share" of the actual Real Estate Taxes for each year.

                   (b) Definitions.  For the purposes of this Section
                   28A:

                   (1) The term "Real Estate Taxes" means all taxes and assessments, special or otherwise, levied on or with respect to the Building and the land on which it is located (with the land and garage assessment being allocated as set forth on the assessor's worksheet, if determined and available, or if not so determined or not available, then by mutual agreement of Landlord and Tenant, determined in good faith) imposed by Federal, State, or local governments (but shall not include income, franchise, capital stock, estate, or inheritance taxes unless Landlord equitably determines that such taxes are in lieu of Real Estate Taxes), and use or occupancy taxes, and excise and other taxes (other than general income taxes) on rent and other income from the Building, (computed, in case of a graduated tax, as if Landlord's income from the Building were Landlord's sole taxable income), and any substitutions for Real Estate Taxes. In the case of special taxes and assessments payable in installments only the amount of each installment due and payable during a fiscal year shall be included in Real Estate Taxes for that year.

                   (2) The term "Pro Rata Share" in reference to Real Estate Taxes means the Real Estate Taxes attributable to the Building and underlying land, multiplied by a fraction, the numerator of which is the RSF of the Premises leased by Tenant, including the Investor Center Space, and the denominator of 606,414 square feet, which is the sum of 600,978 square feet (the BOMA rentable square footage of the office and retail space in the Building), and 5,436 square feet (the square footage for retail space in the garage portion of the Building). The RSF shall be determined in accordance with the BOMA definition of the American National Standard ANSI, 265.1-1980.

                   (c) Payment. After Landlord's receipt of tax bills for each tax year, or such reasonable (in Landlord's determination) time thereafter, Landlord will certify in a written notice to Tenant the amount of Real Estate Taxes for the tax year in question and the amount of Tenant's Pro Rata Share thereof. Landlord shall provide Tenant with copies of Landlord's bills for Real Estate Taxes, together with its calculation of Tenant's Pro Rata Share of Real Estate Taxes. Tenant shall pay Landlord its Pro Rata Share of Real Estate Taxes within thirty (30) days of the aforesaid certification to Tenant but shall not be required to make such payment earlier than one (1) day prior to payment by Landlord, provided Tenant makes such payment by cash transfer of immediately available funds. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific tax year in which any such failure occurs.

                   (d) Landlord Revisions. Landlord shall have the right, for a period of twenty-four (24) months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts as to any change in Real Estate Taxes), to send corrected statements to Tenant, and any rent adments required thereby shall be made within thirty
                   (30) days thereafter. This provision shall survive the expiration or earlier termination of the term of this Lease.

                   (e) Maintenance of Records. Landlord shall keep and make available to Tenant at the business office of Landlord where such records are stored, for a period of three (3) years after statements are rendered as provided in this Section 28A, records in reasonable detail of the payment of Real Estate Taxes for the period covered by such statement or statements and shall permit Tenant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

                   (f) Change in Real Estate Taxes. If by reason of complaint against valuation, protest of tax rates, or otherwise, Real Estate Taxes for any tax year are affected in such a way as would result in a rent increase or decrease hereunder, the Real Estate Taxes for the affected year shall be recalculated accordingly and the resulting increase or decrease in rent, less the expenses incurred in effecting any such reduction, shall be paid simultaneously with or applied as a credit against the rent next becoming due. Any personal property taxes or any increase in Real Estate Taxes by reason of capital improvements, nonstandard or special installations, alterations, or fixtures made to the Premises by or for the benefit of Tenant shall be paid for by Tenant.

                   (g) Partial Year. The increase in annual rent described in Section 4 (and in any extension or renewal provision) for any year which is not a full twelve (12) months shall be adjusted for the portion of such year which is within the term.

Operating      28B.    (a)  General Rule.  In  addition  to  the  annual
Expenses rent described in Section 4 (and in any extension or renewal provision), Tenant hereby agrees to pay to Landlord, as additional rent, an amount equal to Tenant's "Pro Rata Share" of the actual Operating Expenses and Real Estate Taxes for each year.

                   (b) Definitions.  For the purposes of this Section
                   28B:

                   (1) The term "Operating Expenses" means those reasonable expenses incurred during such year in respect of the operation and maintenance of the Building (after deduction of expenses allocable to the retail portion of the Building) in accordance with sound management practices and generally accepted accounting principles as applied to the operation and maintenance of first class office buildings, including premiums for insurance, personal property taxes in connection with property, utilities used in the maintenance and operation of the Building, rent for and expenses of a management office in the Building for Landlord's Building Manager and the net cost of operating the amenities of the Building, including the net cost of operating the amenities for office tenants located on the twelfth floor of the Building.

                   Operating Expenses shall be calculated on a ninety-five percent (95%) "gross-up" basis, i.e., on the assumption that the Building is ninety-five percent (95%) occupied; provided, however, that Operating Expenses shall be calculated on an actual expense basis, not on a ninety-five percent (95%) gross up with respect to space not occupied by Tenant. Solely for this purpose, if Tenant occupies space on or before the fifteenth (15th) day of any calendar month it shall be deemed to have occupied such space for the entire month and if Tenant occupies such space after the fifteenth (15th) day of a calendar month, it shall be deemed to have occupied such space commencing on the first day of the following calendar month. Tenant shall be treated as occupying space which it has moved into, sublet, assigned, or otherwise transferred. The term "gross-up" as used in this Section shall mean and refer to that method of calculating variable Operating Expenses which is designed to most reasonably approximate the actual cost of providing a variable Operating Expense service to the space in the Building receiving such service. The "gross-up" treatment, accordingly, shall be applied only with respect to variable Operating Expenses arising from services provided to space in the Building being occupied by

                   Tenant (which services are being provided to some tenants and not to others or not to vacant space) in order to equitably allocate such variable Operating Expenses to tenants receiving the benefit thereof. If Landlord shall eliminate the payment of any wages or other labor costs, costs of supplies, cost of subcontract services, or other management costs, as a result of the installation of labor saving devices, (whether or not categorized as capital improvements) or by any other means, or if Landlord shall, through installation during the term of energy saving devices (whether or not categorized as capital improvements), effect savings in energy or other utility costs, then in computing Operating Expenses the corresponding item or items of such wages or other costs saved, or the utility cost saving differential, shall be deducted from Operating Expenses. The cost of these devices, plus interest at the annual rate of one and one-half percent (1_%) above the Prime Rate, may be amortized over its estimated useful life as determined by Landlord in accordance with sound management practices and generally accepted accounting principles, and included as an item of Operating Expenses; provided, however, that such amortized cost plus interest in any year shall not exceed in that year the savings generated by the device.

                   Operating Expenses shall not include the following:

                       (i)  expenses for repairs or other work
                   occasioned by fire or other insured casualty;

                       (ii) expenses incurred in leasing or procuring
                   new tenants such as lease commissions, advertising expenses, and expenses of renovating space for new tenants;

                       (iii) legal expenses in enforcing the terms of
                   any lease;

                       (iv) interest, or amortization payments on any
                   mortgage or mortgages, and rental under any ground or underlying lease or leases;

                       (v) wages, salaries, or other compensation paid to any executive employees above the grade of building manager;

                       (vi) wages, salaries, or other compensation paid
                   for clerks or attendants in concessions or newsstands operated by Landlord;

                       (vii) expenses in connection with maintaining and
                   operating any garage separately operated by Landlord;

                       (viii) capital improvements, except as mentioned
                   above;

                       (ix) costs for which Landlord is reimbursed by a
                   particular tenant (except for costs for which Landlord is reimbursed by any tenant pursuant to a provision of its lease similar to this Section);

                       (x) any expense in excess of the amount which would be paid in an arms length transaction which was paid to any entity controlled by Landlord;

                       (xi) depreciation;

                       (xii) costs incurred within one (1) year
                   following the Commencement Date to remedy construction defects;

                       (xiii) costs incurred to remedy construction
                   defects for which notice was given to Landlord from Tenant within one (1) year following the Commencement Date;

                       (xiv) any cost incurred for work performed by
                   Landlord during the first three (3) years following the Commencement Date to comply with legal requirements in effect when construction is completed; and

                       (xv) expenses for services to other occupants in
                   the Building which are services in excess of those provided to Tenant.

                   (2) The term "Pro Rata Share" in reference to Operating Expenses means the sum of (i) Operating Expenses multiplied by a fraction, the numerator of which is the BOMA measured RSF of the Premises leased by Tenant, reduced by RSF of the Investor Center Space, and the denominator of which is 579,531 square feet (the BOMA rentable square footage of the office space in the Building), plus (ii) the cost of cleaning the Investor Center Space. The garage portion of the Building shall be excluded for purposes of computing the RSF of the Building.

                   (c) Estimated Payments. Statements of the estimated amount of Tenant's Pro Rata Share of Operating Expenses shall be rendered by Landlord to Tenant as soon as reasonably feasible for each calendar year, except as otherwise provided in subparagraph (g) hereof with respect to any fractional period at the beginning and end of this Lease and except as hereinafter provided. On or before the Commencement Date with respect to the first statement and, thereafter, on the first day for the payment of monthly rent under this Lease following the furnishing of a statement for the prior calendar year (1) Tenant shall pay Landlord a sum equal to one-twelfth (1/12th) of Tenant's estimated Pro Rata Share of Operating Expenses multiplied by the number of months then elapsed during the term commencing with January 1st of the then current calendar year and, in advance, one-twelfth (1/12th) of the estimated share in respect of the then current month in which the statement is rendered; and (2) thereafter, until the next calendar year statement shall be rendered, the monthly installments of rent payable under this Lease shall include an amount equal to one-twelfth (1/12th) of Tenant's estimated share of the Operating Expenses based on the most recent statement. Any payment, refund, or credit shall be made without prejudice to any right of Tenant to dispute or of Landlord to correct any item or items in such statements pursuant to this Section 28B.

                   (d) Reconciliation. Landlord shall deliver to Tenant, within one hundred twenty (120) days after the end of each calendar year, or such reasonable (in Landlord's determination) time thereafter, a statement of the increase in Operating Expenses for such period and Tenant's Pro Rata Share thereof. Tenant's Pro Rata Share of such Operating Expenses which are paid or payable for such year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account (or if such adment is at the end of the Lease term, pay Tenant), as the case may be, within thirty (30) days of the receipt of such statement, such amounts as may be necessary to ad Tenant's payment of Tenant's Pro Rata Share of the Operating Expenses for such preceding period plus interest thereon at the Prime Rate.

                   (e) Landlord Revisions. Landlord shall have the right, for a period of twenty-four (24) months after the rendering of any statements, (or for a longer period, if reasonably required in order to ascertain the facts as to any change in any Operating Expenses), to send corrected statements to Tenant, and any rent adments required thereby shall be made within thirty
                   (30) days thereafter. This provision shall survive the expiration or earlier termination of the term of this Lease.

                   f) Maintenance of Records. Landlord shall keep and make available to Tenant at the business office of Landlord where such records are stored, for a period of three (3) years after statements are rendered as provided in this Section 28B, records in reasonable detail of the payment of Operating Expenses for the period covered by such statement or statements and shall permit Tenant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

                   (g) Partial Year. The increase in annual rent described in Section 4 (and in any extension or renewal provision) for any year which is not a full twelve (12) months shall be adjusted for the portion of such year which is within the term.

Condition of   29. Subject to a punchlist  prepared by Landlord and
Premises Tenant at the Commencement Date, acceptance of the Premises for construction by Tenant of Tenant's Improvements shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession.
                   No promise of Landlord to alter, remodel, or improve the Premises or the Building and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained herein, made a part hereof, or otherwise set forth in writing. At the termination of this Lease, by lapse of time or otherwise, Tenant shall return the Premises in as good condition as when Tenant took possession, ordinary wear and loss by fire or other casualty excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof and this obligation shall survive the expiration or earlier termination of this Lease. Tenant may remove any floor covering laid by Tenant, provided (a) Tenant also removes all nails, tacks, paper, glue, bases, and other vestiges of the floor covering, and restores the floor surface to the condition existing before such floor covering was laid, or (b) Tenant pays to Landlord, on request, the cost of restoring the floor surface to such condition. If Tenant, with Landlord's consent, does not remove Tenant's floor coverings from the Premises prior to the end of the term, Tenant shall be conclusively presumed to have abandoned the same and title thereto shall thereby pass to Landlord under this Lease as a bill of sale without payment or credit by Landlord to Tenant.

Save           30. (a) Tenant  agrees  to  indemnify  and  save
Harmless harmless Landlord (including its partners) and Landlord's Building Manager against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, in or about the Premises, (or any parking lot or structure, if applicable) and will further indemnify and save Landlord (including its partners) and Landlord's Building Manager harmless against and from any and all claims arising from any breach or default on Tenant's part in the performance or observance of any covenant or agreement on Tenant's part to be performed or observed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees, or licensees, and from and against all costs, counsel fees, expenses, and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord (including its partners) or Landlord's Building Manager by reason of any such claim, Tenant on notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, on, or about the Premises and Building (and any motor vehicles, if applicable) from any source and to whomever belonging, and Tenant hereby waives all claims in respect thereof against Landlord (including its partners) and Landlord's Building Manager and agrees to defend and save Landlord (including its partners) and Landlord's Building Manager harmless from and against any such claims by others. This paragraph shall not waive any claim by Tenant against Landlord, its agents or employees for any negligence of such persons or entities.

                   (b) Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising during the term from acts of negligence or willful misconduct committed or omitted by Landlord in or adjacent to the Building.

Possession     31. In the event of the failure of Landlord to deliver
                   possession of the Premises at the time of the Commencement Date, neither Landlord nor its contractors, subcontractors, employees, agents, or Building manager shall be liable for any damage caused thereby, nor, except as otherwise provided in Section 3(e), shall this Lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event the term shall begin when Landlord does deliver possession of the Premises and Tenant shall not be liable for any rent until the time that Landlord delivers such possession.

Quiet          32. Landlord  covenants  and  agrees  that  Tenant  on
Enjoyment          paying  the rent, including additional rent, and
                   performing and observing the covenants on Tenant's part to be performed and observed hereunder, shall and may peaceably and quietly hold and enjoy the Premises for the term of this Lease from claims by Landlord or those acting by, through or under Landlord, subject to the provisions of this Lease.

Miscellaneous  33. (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall renew, reinstate, continue, or extend the term of this Lease or affect any such notice, demand, or suit.

                   (b) No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in a written waiver and then only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision and the invalid or unenforceable provision shall be deemed restated to comply with local law.

                   (c) The word "Tenant" wherever used in this Lease shall be construed to mean Tenants in all cases where there is more than one tenant. The necessary grammatical changes as to any party required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                   (d) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors, and permitted assigns.

                   (e) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

                   (f) Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument becomes effective as a lease on execution and delivery by both Landlord and Tenant.

                   (g) All amounts becoming due by Tenant to Landlord hereunder at times other than those specifically set forth herein shall be paid within ten (10) days from the date Landlord renders statements of account therefor, and all such amounts, as well as rent and additional rent, as set forth in Section 4(d), shall bear interest from their respective due date until paid at the annual rate of six percent (6%) above the Prime Rate. All such amounts other than annual rent shall be deemed additional rent or rents.

                   (h) Tenant may occupy the Premises prior to the Commencement Date with Landlord's written consent, and in such case all the provisions of this Lease, other than Tenant's obligation to pay rent, shall be in full force and effect as soon as Tenant occupies the Premises.

Restrictions   34. (a) Tenant will not use the Premises or any part
on Use thereof for any purpose other than the use stipulated in Section 2 hereof, or for any purpose deemed by Landlord's insurer or by Landlord to be extra hazardous on account of fire risk or in violation of any law or legal requirement, or that will increase the existing rate of insurance on the Building, or cause a cancellation of any insurance policy covering the Building.

                   (b) If Tenant vacates or abandons the Investor Center Space for a period of two (2) consecutive months or more or if the Investor Center Space is not open for retail business for a period of four (4) months or more, Landlord shall have the right to notify Tenant that this Lease shall terminate with respect to the Investor Center Space. Tenant shall have ten (10) business days after receipt of Landlord's notice to reoccupy the space and open for business for the purpose authorized herein, failing which this Lease shall terminate with respect to the Investor Center Space effective on the date such ten (10) business day period ends.

Parking        35. Landlord shall provide Tenant with the use of (a) one
                   (1) parking space per each 1,000 RSF of office (excluding, however, space comprising the Investor Center Space and the RSF located on the fourth and sixth floors of the Building) leased pursuant to the terms hereof, plus forty (40) additional spaces, and
                   (b) forty-two (42) parking spaces for the space leased by Tenant on the fourth and sixth floors of the Building. Tenant shall pay for the use of the parking spaces provided at the monthly rates established by Landlord or its operator of the garage.

Relocation     36. Paragraph deleted.

Exculpation    37. It is understood that Landlord on the date of
                   execution hereof is a Maryland limited partnership and that no partner, general or limited, of said limited partnership, as it may now or hereafter be constituted, shall have any personal liability to Tenant or any person claiming under, by or through Tenant on any action, claim, suit or demand brought pursuant to the terms and conditions of this Lease or arising out of the occupancy by Tenant of the Premises; provided, however, that nothing contained in this Section 37 shall prevent Tenant from seeking to recover against "partnership property" of said partnership.

Governing      38. This Lease, as amended, shall be governed by the laws
Law                of the State of Maryland.

Transfers of   39. Within  fifteen (15) calendar days following transfer
Partnership        of any general or limited partnership interest in
Interests          Landlord, Landlord shall notify Tenant of the transfer
                   of such interests and list the then current ownership of the general and limited partnership interests in Landlord and, to the extent known by Landlord, the direct and indirect owners of such partnership interests; provided, however, that if Landlord widely distributes partnership interests, i.e., in excess of five (5) holders, Landlord only need inform Tenant of interests in Landlord held by IBM or any Affiliate (as defined below) and any other entity holding in excess of twenty percent (20%) of such partnership interests.
                   For purposes of this Section, "Affiliate" means a person or persons directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Landlord. The term
                   "control," as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person. The term "person" means an individual, partnership, corporation, or any other entity or association.

Quality        40. On any repair, reconstruction, alteration, or other
Construction       construction by Landlord to the Building other than
Construction       areas for occupancy by tenants of the Building,
                   Landlord shall perform such work with a quality of materials and workmanship at least equal to or better than that of the original construction of such areas of the Building. Landlord shall maintain and manage the Building consistent with the quality of maintenance and management of other class A office buildings in Baltimore, Maryland, but in any case at least a quality currently maintained at the Building.

Expense and    41. Landlord shall submit to Tenant solely for
Capital Budgets    informational purposes on or before December 31 of
                   each calendar year during the Lease term, Landlord's projected expense budget for operation of the Building and Landlord's capital budget for the Building, each for the following year.

Transfer of    42. (a) Notice of Negotiations.  If Landlord enters into
Building           substantive negotiations  on  a contract of sale for
by Landlord        the transfer of the fee simple interest (a "Transfer")
                   in the Building, Landlord will so notify Tenant. In such notice, Landlord shall notify Tenant of the identity of the prospective transferee and, to the extent known by Landlord, the direct and indirect

       39          owners of the prospective transferee.  Tenant shall
                   hold such information in strict confidence, and shall not disclose or allow to be disclosed such information to any third party. On conclusion of the Transfer, Landlord shall so notify Tenant and confirm the identity of the transferee, and direct or indirect owners thereof to the extent known by Landlord.

                   (b) Mutual Fund Complex Sale. During the term of this Lease, Landlord shall not Transfer or allow to be transferred the Building to a Mutual Fund Complex (as defined below), other than to Tenant. For purposes of this Section 42, a "Mutual Fund Complex" means an entity or group of affiliated entities whose primary business is the underwriting or investment management of mutual funds or other investment companies, regardless of whether registered under the Investment Company Act of 1940 (the "Act") and having a collective net asset value in excess of Five Billion Dollars ($5,000,000,000) as of the date of the Transfer as reported in The Wall Street Journal or other generally accepted industry source; provided, however, that the foregoing restriction shall in no event limit Transfers to (i) individual mutual funds or other investment companies, regardless of whether registered under the Act, (ii) individual real estate investment trusts (whether actually organized in the form of a trust, corporation, partnership or other entity), or (iii) other entities that are, or intend to be, substantially invested, directly or indirectly, in equity or debt interests in real estate.

                   (c) Applicability. Tenant's rights under this Section shall not apply if, at the time Landlord is required to notify Tenant under this Section or Landlord desires to Transfer or allow to be transferred the Building, (i) Tenant is in default under this Lease, (ii) an event has occurred that would be a default under this Lease after either notice or the passage of time, or (iii) Tenant has assigned all or any part of this Lease or has sublet all or in excess of a ten percent (10%) portion of the Premises.

                   (d) Personal Rights.  The rights granted to Tenant
                       under this Section are personal to T. Rowe Price Associates, Inc. ("TRP") and may not be assigned by TRP in connection with any assignment of this Lease or otherwise, and TRP's rights under this Section may not be exercised by anyone other than TRP. Any attempted assignment of TRP's rights under this Section shall be of no force and effect, and shall terminate such rights as of the date of the purported assignment.

                   (e) Time of Essence.  TIME IS OF THE ESSENCE OF EVERY
                       PROVISION OF THIS SECTION.

Storage        43. Landlord hereby leases to Tenant about two thousand
Space three hundred eighty-seven (2,387) square feet of area (the "Storage Space") during the term of this Lease, including any renewals or extensions thereof. The Storage Space is shown on Exhibit D attached hereto as a part hereof. Tenant acknowledges that the Storage Space shall be delivered to Tenant with sheet

       40          rock demising walls, one lockable entry door, and
                   lighting providing approximately fifty (50) foot candles of illumination throughout the Storage Space.
                   Except for the foregoing, Landlord shall have no further obligations with respect to the build out of the Storage Space and Tenant accepts the Storage Space in its "as is" condition.

                   (a) Fee for Storage Space. Tenant agrees to pay as an annual fee the sum of Ten Dollars ($10) per square foot of area in the Storage Space, payable in equal monthly installments in advance on or before the first day of each month throughout the term hereof. This fee may be changed by Landlord not more than once during any calendar year to reflect the then market rate, as determined by Landlord, by giving not less than thirty (30) days advance written notice thereof to Tenant. If Tenant objects to the adjusted fee, it may cancel its right under this Section to lease the Storage Space effective on the adment date provided Tenant notifies Landlord in writing within thirty (30) days after Tenant receives Landlord's notice of the fee adment. All fees shall be paid in accordance with
                   Section 4(d) of this Lease and any amounts not paid when due shall bear interest from the date due until paid at the rate specified in Section 4(d) of this Lease.

                   (b) Obligations. This Section is for lease of Storage Space for self-service storage only. Without charge, Landlord shall provide lighting and HVAC to the extent now provided in the basement area. Otherwise, Landlord shall not be obligated to provide additional HVAC, electrical, or cleaning or janitorial services. At its sole cost and expense, Tenant (i) shall pay for all replacement lighting, bulbs, tubes, ballasts, and starters required for the Storage space, and (ii) may request Landlord to provide additional HVAC, electrical, cleaning, and janitorial services.

                   (c) Default. If Tenant is in default under this Section and fails to cure such default within thirty
                   (30) days after written notice by Landlord to Tenant, Landlord may, at its option, cancel Tenant's rights under this Section by a second written notice to Tenant. In such event, Landlord shall have all remedies available to it at law or in equity.

               (d) No Liability.  Landlord, its agents and employees,
                   shall not be liable for loss or damage to any personal property in the Building, including the Storage Space, caused by fire, theft, explosion, strikes, riots, or by any other cause, and Tenant hereby (i) waives any claim against Landlord for in respect thereto, and
                   (ii) agrees to indemnify and defend Landlord against all claims for any loss or damage to any such personal property from any cause whatsoever, whether or not caused by Landlord's act or omission. It is further expressly understood that the relationship between Landlord and Tenant constitutes an agreement to use the Storage Space subject to the terms and conditions herein only, and that neither such relationship nor the storage of any such personal property in the building, including the Storage Space, shall constitute a bailment or create the relationship of

       41          bailor and bailee.

                   (e) Casualty. If less than all or substantially all of the Storage Space shall be damaged by fire or other casualty that renders it unusable by Tenant, the fee provided for herein shall be reduced pro rata (based on the ratio of the Storage Space that is usable and unusable) from the date such area becomes unusable until it again becomes usable. Landlord will cause the Storage Space to be repaired with due diligence to the extent of any insurance proceeds available for such repair. If all or substantially all of the Storage Space is damaged by fire or other casualty, Landlord may elect not to repair it and may terminate Tenant's rights under this Section on written notice to Tenant.

                   (f) Eminent Domain. If all or any substantial part of the Storage Space is taken by eminent domain proceedings, then on written notice to the other, either party may terminate this Section. If less than all or substantially all of the Storage Space is so taken, Landlord may by written notice to Tenant reduce the area leased hereunder to the extent of any partial taking and the fee charged for the Storage Space shall be equitably reduced based on the ratio of the Storage Space taken and not taken.

                   (g) Compliance with Laws. Tenant shall comply with all laws, ordinances, and regulations governing the use and occupation of the Storage Space. Tenant covenants not to suffer any waste, damage, disfigurement, or injury to the Storage Space or any other part of the Building, and Tenant specifically covenants not to store in the Storage Space any Hazardous Materials, or any materials that in Landlord's reasonable judgment are likely to result in higher premiums for the casualty insurance covering the Building.

                   (h) Reserved Rights. Landlord reserves the following rights, exercisable without notice and without liability to Tenant, and Tenant hereby waives any claims of an eviction, constructive or actual, or of disturbance of Tenant's use or possession of the Storage Space, or for setoff or abatement hereunder, in each case by reason of Landlord's exercise of these rights:

                       (i)  To retain at all times and to use in
                   appropriate instances keys to all doors within and into the Storage Space. No locks on these doors shall be changed without the prior written consent of Landlord. This provision shall not apply to Tenant's safes or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items or areas containing proprietary items or information.

                       (ii) To make repairs, alterations, additions, or
                   improvements, whether structural or otherwise, in and
                   about the Building, or any part thereof, and for such
                   purposes to enter on the Storage Space and, during the
                   continuation of any such work, to temporarily close
                   doors, entryways, public spaces, and corridors in the
       42          Building and to interrupt or temporarily suspend
                   services and facilities without liability, cost, or abatement of the fee.

                       (iii) To enter the Storage Space in lawful manner
                   for any other lawful purpose.

                   (i) Rules and Regulations. Tenant shall perform, observe, and comply with the Rules and Regulations of the Building that form a part of this Lease, to the extent they may affect use of the Storage Space, as the same may be amended from time to time by Landlord. Tenant shall make no alterations or improvements to the Storage Space without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

                   (j) Keys. If keys are supplied by Landlord to Tenant in connection with the rights granted herein, Tenant shall surrender such keys to Landlord on the termination of Tenant's rights under this Section.

                   (k) Subordination. The subordination of this Section and rights of Tenant granted herein to any mortgages, deeds of trust, or ground leases now or hereafter placed against the Building shall be governed by the provisions of Section 22 of this Lease. Tenant agrees to deliver a certificate in respect to this Section similar to the certificates required by Section 22 of this Lease at any time any certificate under such
                   Section is required.

                   (l) Reduced Area. Tenant may, at its option, reduce the total square footage comprising the Storage Space by giving Landlord a sixty (60) day written notice or reduction desired. Tenant agrees that any such reduction that will require an alteration of the existing demising walls shall be completed by Landlord at Tenant's expense.

                   (m) Cancellation. Tenant may cancel this Section at any time for any reason by giving Landlord a thirty
                   (30) day notice of cancellation.

                   (n) No Impact on Lease. Whenever either party exercises a right granted in this Section to terminate or cancel this Section, or this Section is terminated or expires in accordance with its terms, such cancellation, termination, or expiration shall in no way affect the validity and status of the balance of this Lease, which shall remain in full force and effect without change.

Generator      44. Landlord previously installed a standby power
                   generator located on the eleventh (11th) floor of the Building, for up to seventy-five (75) KVA of connected load. Subject to the terms and conditions of this Section, Landlord hereby agrees that Tenant may use up to 125 KVA load generated by the emergency generator located on the eleventh (11th) floor of the Building.

                   (a) Changed Capacity. If for any reason Landlord determines in its sole discretion that Landlord's future business dictates more than the capacity of the emergency generator then located on the eleventh

       43          (11th) floor and Tenant's requirement for standby
                   connected load will continue to exceed 75 KVA, Landlord shall notify Tenant in writing to make an election either to (i) reduce its requirement for standby connected load on the eleventh (11th) floor to 75 KVA, or (ii) share pro-rata in Landlord's total cost to increase the standby connected loan on the eleventh (11th) floor to meet Landlord's requirement.

                   (b) Tenant's written notice of election shall be received by Landlord no later than the tenth (10th) business day following the date it receives Landlord's notice, failing which Tenant shall be deemed to have elected to reduce its requirement to 75 KVA. If Tenant elects to continue to reserve up to 125 KVA of standby connected load, Tenant's pro-rata share of Landlord's total cost shall be calculated as follows:
                   (i) divide the KVA reserved to Tenant by the KVA of any new generator that Landlord installs in place of the existing 225 KVA generator or, in the alternative, divide the KVA reserved to Tenant by the sum total of the KVA of the existing and any additional separate generator so installed, and (ii) multiply the fraction calculated pursuant to clause (i) by Landlord's total cost to install the new replacement or additional generator and associated items.

LANDLORD AND TENANT HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE, AS AMENDED, RESTATED, AND CONSOLIDATED HEREIN, CONSTITUTES THE LEGAL AND BINDING OBLIGATION AND LANDLORD AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

Rider A and Exhibits A-E are attached hereto and made a part thereof.

      IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the day and year first above written.

                       100 EAST PRATT STREET LIMITED PARTNERSHIP

                       By: 100 East Pratt Street, Inc., its Managing General Partner


                              By:  /s/ J. Robb Mayo       (SEAL)
                            Name:  J. Robb Mayo
                           Title:  Director of US Real Estate
                                    Operations and Investments

                       T. ROWE PRICE ASSOCIATES, INC.

                              By:  /s/ Andrew C. Goresh   (SEAL)
                            Name:  Andrew C. Goresh
                           Title:  Managing Director

STATE OF NEW YORK          )
COUNTY OF WESTCHESTER      ) ss.:  ARMONK

      On this 22nd day of May, 1997, before me, Thomas P. Crohan, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared J.R. Mayo, known to me to be the Director of US Real Estate Operations and Investments of 100 EAST PRATT STREET, INC., a Maryland corporation and managing general partner OF 100 EAST PRATT STREET LIMITED PARTNERSHIP, and also known to me to be the person who executed the foregoing instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Westchester, State of New York, the day and year in this certificate first above written.


                              /s/ Thomas P. Crohan
                              Notary Public
                              Thomas P. Crohan, Notary Public, State of
                              New York, No. 01CR5058709, Qualified in
                              Westchester County, Commission Expires
                              April, 1998


STATE OF MARYLAND            )
COUNTY OF HARFORD            ) ss.:

     On this 7th day of May, 1997, before me, Victoria Deyesu, a Notary Public in and for the County of Harford, State of Maryland, duly commissioned and sworn, personally appeared Andrew Goresh, known to me to be the Managing Director of T. ROWE PRICE ASSOCIATES, INC., the corporation described in and that executed the foregoing instrument, and also known to me to be the person who executed the foregoing instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Harford, State of Maryland, the day and ear in this certificate first above written.


                              /s/ Victoria A. Deyesu
                              Notary Public
                              Victoria A. Deyesu, Notary Public, Harford
                              County, State of Maryland, My Commission
                              Expires June 1, 1999